Exhibit 99.1

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerry Morgan, EVP and
Beachwood, OH 44122	Chief Financial Officer
216-755-5500

FOR IMMEDIATE RELEASE:

SITE Centers Announces Completion of Spin-Off of Curbline Properties

Beachwood, Ohio, October 1, 2024 - SITE Centers Corp. (NYSE: SITC) (the “Company” or “SITE Centers”) today announced that it has completed the previously announced spin-off of Curbline Properties Corp. (“Curbline”), which is now an independent, publicly traded company that will begin regular-way trading today on the New York Stock Exchange (“NYSE”) under the ticker symbol “CURB.” Curbline is an owner of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. Curbline plans to elect to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

SITE Centers shareholders received two shares of Curbline common stock for every one common share of SITE Centers held at the close of business on the record date of September 23, 2024.

About SITE Centers

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the NYSE under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Safe Harbor

SITE Centers considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the impact of the spin-off on our business and the Company’s ability to execute its business strategies following the spin-off. Other risks and uncertainties that could cause our results to differ materially from those indicated by such forward-looking statements include general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to buy and sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to secure equity or debt financing on commercially acceptable terms or at all; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; and our ability to maintain REIT status. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.